Exhibit 5.1

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue

New York, New York 10017

212-907-7300

October 15, 2025

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel to Nexalin Technology, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through or to Maxim Group LLC (the “Sales Agent”), of up to an aggregate offering price of $4,273,859 of the Company’s common stock, par value $0.001 per share (the “Shares”), from time to time and at various prices in an “at-the-market” offering pursuant to (i) that certain Equity Distribution Agreement, dated April 23, 2025, as amended by Amendment No. 1 dated May 5, 2025 and Amended No. 2 dated October 15, 2025 (the “Sales Agreement”), by and between the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3, No. 333-286711, filed with the Securities and Exchange Commission (the “Commission”) and declared effective on April 29, 2025 (the “Registration Statement”), the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplements”).

The Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements to be contained therein, in respect of a specific transaction as determined in the future.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Shares offered thereby; (vi) that all Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) with respect to shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (viii) that the applicable definitive transaction agreement will have been duly authorized and validly executed and delivered by the Company and other parties thereto, and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, with respect to Shares, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof, has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates or book entry notation representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive transaction agreement, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

Attorneys at our firm are admitted to the practice of law in the State of New York, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America. We have assumed for purposes of this opinion that the corporate law of the State of Nevada is the same as that of the State of New York.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our firm name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Golenbock Eiseman Assor Bell & Peskoe LLP